Exhibit 99.4

DELL TECHNOLOGIES INC.

MSD PARTNERS STOCKHOLDERS AGREEMENT

Dated as of [●], 2018

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS

Section 1.1.	Definitions	2
Section 1.2.	General Interpretive Principles	12

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations and Warranties of the Stockholders	12
Section 2.2.	Reserved	13

ARTICLE III
GOVERNANCE

Section 3.1.	Board of Directors of the Company	13
Section 3.2.	Specified Subsidiaries	14
Section 3.3.	Additional Management Provisions	14
Section 3.4.	VCOC Investors	15

ARTICLE IV TRANSFER RESTRICTIONS

Section 4.1.	General Restrictions on Transfers	16
Section 4.2.	Restrictions on Transfers During Restricted Period	19
Section 4.3.	Permitted Transfers	20
Section 4.4.	Tag-Along Rights	20
Section 4.5.	Diligence Access and Cooperation	24

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1.	Further Assurances	25
Section 5.2.	Other Businesses; Waiver of Certain Duties	25
Section 5.3.	Confidentiality	27
Section 5.4.	Certain Tax Matters	28
Section 5.5.	Expense Reimbursement	28
Section 5.6.	Information Rights; Visitation Rights	28
Section 5.7.	Cooperation with Reorganizations and SEC Filings	30

ARTICLE VI ADDITIONAL PARTIES

Section 6.1.	Additional Parties	30

i

ANNEXES AND EXHIBITS

ANNEX A-1	–	FORM OF JOINDER AGREEMENT
ANNEX A-2	–	FORM OF SPECIFIED SUBSIDIARY JOINDER AGREEMENT
ANNEX B	–	FORM OF SPOUSAL CONSENT

ii

DELL TECHNOLOGIES INC.

MSD PARTNERS STOCKHOLDERS AGREEMENT

This MSD PARTNERS STOCKHOLDERS AGREEMENT is made as of [●], 2018, by and among Dell Technologies Inc., a Delaware corporation (together with its successors and assigns, the “Company”), Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of the Company (together with its successors and assigns, “Intermediate”), Dell Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (together with its successors and assigns, “Dell”), Denali Finance Corp., a Delaware corporation (together with its successors and assigns, “Denali Finance”), Dell International L.L.C., a Delaware limited liability company (together with its successors and assigns, “Dell International”), EMC Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company (together with its successors and assigns, “EMC”), each other Specified Subsidiary (as defined herein) that becomes a party hereto pursuant to, and in accordance with, Section 3.2, solely for the purposes of Section 4.4, Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)

MSDC Denali Investors, L.P., a Delaware limited partnership (“MSDC Denali Investors”), and MSDC Denali EIV, LLC, a Delaware limited liability company (“MSDC Denali EIV” and, together with MSDC Denali Investors, and (i) their respective Permitted Transferees (as defined herein) that acquire Common Stock (as defined herein) pursuant to the terms of this Agreement (as defined herein) and (ii)(I) any Person (as defined herein) or group of Affiliated Persons (as defined herein) to whom the MSD Partners Stockholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of Common Stock greater than 50% of the outstanding shares of Common Stock owned by the MSD Partners Stockholders immediately following the EMC Closing (as defined herein) (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the EMC Closing) and (II) any Permitted Transferees of such Persons specified in clause (I), collectively, the “MSD Partners Stockholders”);

(b)	each Person signatory hereto and identified on the signature pages hereto as a “MSD Partners Co-Investor” (the “MSD Partners Co-Investors”); and

(c)	any other Person who becomes a party hereto pursuant to, and in accordance with, ARTICLE VI.

WHEREAS, the parties hereto, together with the MD Stockholders (as defined herein), the SLP Stockholders (as defined herein) and the other parties thereto, are party to that certain Sponsor Stockholders Agreement, dated as of October 29, 2013 (the “Original Agreement”), as amended and restated by the Amended and Restated Sponsor Stockholders Agreement, dated as of September 7, 2016 (the “First Restated Agreement”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as amended by Amendment No. 1, dated as of November 14, 2018, and as may be further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement and effective upon consummation of the Merger in accordance with the terms and conditions of the Merger Agreement, the Company and the Sponsor Stockholders wish to terminate the First Restated Agreement;

WHEREAS, in connection with the termination of the First Restated Agreement, the Company, the MD Stockholders and certain other parties have entered into that certain MD Stockholders Agreement, dated as of the date hereof (as the same may be amended from time to time, the “MD Stockholders Agreement”), setting forth the respective rights and obligations of the parties thereto with respect to the ownership of DTI Securities (as defined herein);

WHEREAS, in connection with the termination of the First Restated Agreement, the Company and the SLP Stockholders have entered into that certain SLP Stockholders Agreement, dated as of the date hereof (as the same may be amended from time to time, the “SLP Stockholders Agreement”), setting forth the respective rights and obligations of the parties thereto with respect to the ownership of DTI Securities; and

WHEREAS, in connection with the termination of the First Restated Agreement, the Company and the MSD Partners Stockholders desire to provide for certain rights and obligations of the parties hereto with respect to the ownership of DTI Securities.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree, subject to Section 8.2, as follows:

ARTICLE I

DEFINITIONS

Section 1.1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Consideration” has the meaning ascribed to such term in Section 4.4(a).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates (including VMware and its subsidiaries) shall not be considered Affiliates of any of the MSD Partners Stockholders or of any Affiliates of any of the Sponsor Stockholders (except that the Company, its Subsidiaries and its other controlled Affiliates may be considered Affiliates of each other), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 5.1 and Section 8.15, none of the MSD Partners Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Agreement” means this MSD Partners Stockholders Agreement (including the annexes and exhibits attached hereto) as the same may be amended, restated, supplemented or modified from time to time.

“Approved Exchange” means the New York Stock Exchange and/or the Nasdaq Stock Market.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 8.17, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company or, if the context so requires, the board of directors or equivalent governing body of any Specified Subsidiary.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Class D Common Stock” means the Class D Common Stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and any other series or class of common stock of the Company.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of Common Stock.

“Confidential Information” has the meaning ascribed to such term in Section 5.3(a).

“Covered Person” means the MSD Partners Stockholders.

“Dell” has the meaning ascribed to such term in the Preamble.

“Dell International” has the meaning ascribed to such term in the Preamble.

“Demand Registration” has the meaning ascribed to such term in the Registration Rights Agreement.

“Denali Acquiror” means Denali Acquiror Inc.

“Denali Finance” has the meaning ascribed to such term in the Preamble.

“DGCL” means the General Corporation Law of the State of Delaware.

“DTI Securities” means the Common Stock, any equity or debt securities of the Company exercisable or exchangeable for, or convertible into, Common Stock, and any option, warrant or other right to acquire any Common Stock or such equity or debt securities of the Company.

“Electing Tag-Along Seller” has the meaning ascribed to such term in Section 4.4(b).

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Tag-Along Seller” means any of the Stockholders other than the MD Stockholders.

“EMC” has the meaning ascribed to such term in the Preamble.

“EMC Closing” means the closing of the EMC Merger on September 7, 2016.

“EMC Merger” means the merger of EMC Merger Sub and EMC pursuant to that certain Agreement and Plan of Merger, dated as of October 12, 2015 (as further amended, restated, supplemented or modified), by and among the Company, EMC Merger Sub, Dell and EMC, in which EMC Merger Sub was merged with and into EMC, with EMC surviving as a wholly-owned subsidiary of the Company.

“EMC Merger Sub” means Universal Acquisition Co., a Delaware corporation and direct wholly-owned subsidiary of Dell, which pursuant to the EMC Merger was merged with and into EMC, with EMC as the surviving corporation.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“First Restated Agreement” has the meaning ascribed to such term in the Recitals.

“Indemnification Sources” has the meaning ascribed to such term in Section 7.1(b).

“Indemnified Liabilities” has the meaning ascribed to such term in Section 7.1(a).

“Indemnitee-Related Entities” means any exempted company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Specified Subsidiary or the insurer under and pursuant to an insurance policy of the Company or any Specified Subsidiary) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any Specified Subsidiary may also have an indemnification or advancement obligation.

“Indemnitees” has the meaning ascribed to such term in Section 7.1(a).

“Initiating Tag-Along Seller” means any of the MD Stockholders.

“Intermediate” has the meaning ascribed to such term in the Preamble.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A-1 attached hereto.

“Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (i) the Company and/or any Specified Subsidiary pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between such Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of such Indemnitee-Related Entity and/or the Organizational Documents of such Indemnitee-Related Entity, on the other hand.

“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“MD” has the meaning ascribed to such term in the Preamble.

“MD Co-Investor” has the meaning ascribed to such term in the MD Stockholders Agreement.

“MD Director Nominee” has the meaning ascribed to such term in the MD Stockholders Agreement.

“MD Related Parties” means any or all of MD, the MD Stockholders, the MSD Partners Stockholders, any Permitted Transferee of the MD Stockholders or the MSD Partners Stockholders, any Affiliate or family member of any of the foregoing and/or any business, entity or person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Company nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “MD Related Party” regardless of the number of shares of Common Stock beneficially owned by the MD Stockholders.

“MD Stockholders” means MD and the SLD Trust, together with their respective Permitted Transferees that acquire Common Stock pursuant to the terms of the MD Stockholders Agreement.

“MD Stockholders Agreement” has the meaning set forth in the Recitals.

“Merger” has the meaning ascribed to such term in the Recitals.

“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“Merger Sub” has the meaning ascribed to such term in the Recitals.

“MSDC Denali EIV” has the meaning ascribed to such term in the Preamble.

“MSDC Denali Investors” has the meaning ascribed to such term in the Preamble.

“MSD Partners” means MSD Partners, L.P. and its Affiliates (other than MD for so long as MD serves as the Chief Executive Officer of the Company).

“MSD Partners Co-Investors” has the meaning ascribed to such term in the Preamble.

“MSD Partners Stockholders” has the meaning ascribed to such term in the Preamble.

“MSD Partners Subscription Agreement” means that certain Common Stock Purchase Agreement, dated as of October 12, 2015, among the Company, MSDC Denali Investors and MSDC Denali EIV.

“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Original Agreement” has the meaning ascribed to such term in the Recitals.

“Original Closing” means the closing of the Original Merger pursuant to the Original Merger Agreement.

“Original Merger” means the merger of Denali Acquiror and Dell pursuant to the Original Merger Agreement.

“Original Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 5, 2013, between the Company, Intermediate, Denali Acquiror and Dell, as amended by Amendment No. 1 on August 2, 2013 (as further amended, restated, supplemented or modified from time to time).

“Original Stock” has the meaning ascribed to such term in the Company’s Fourth Amended and Restated Certificate of Incorporation.

“Participating Sellers” has the meaning ascribed to such term in Section 4.4(c).

“Permitted Transferee”:

(i)     in the case of the MD Stockholders, has the meaning ascribed to such term in the MD Stockholders Agreement as in effect on the date hereof;

(ii)    in the case of the MSD Partners Stockholders, means (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of the MSD Partners Stockholders that remains such an Affiliate or affiliated private equity fund of such MSD Partners Stockholders; provided, that for the avoidance of doubt, except as set forth in Section 4.1(a)(i), the MD Stockholders and Permitted Transferees of the MD Stockholders shall not be Permitted Transferees of any MSD Partners Stockholder; and

(iii)     in the case of (A) any other Stockholder or (B) the SLP Stockholders or MD Co-Investors, in each case that is a partnership, limited liability company or other entity, means (1) any of its controlled Affiliates (other than portfolio companies) or (2) an affiliated private equity fund of such Stockholder that remains such an Affiliate or affiliated private equity fund of such Stockholder (which, for the avoidance of doubt, shall include any special purpose entity formed as part of a “fund-to-fund” transfer of all or a portion of such Stockholder’s investment in the Company, provided, that all of the investors in such special purpose entity are, at the time of such transfer, partners or stockholders of such Stockholder and such special purpose entity is managed by such Stockholder or one of their respective Affiliates).

For the avoidance of doubt, each MSD Partners Stockholder will be a Permitted Transferee of each other MSD Partners Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Piggyback Registration” means an offering by the Company, pursuant to, and in accordance with, Section 2.5 of the Registration Rights Agreement.

“Plan Assets Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Priority Sell-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Qualified Sale Transaction” has the meaning ascribed to such term in the SLP Stockholders Agreement.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Sponsor Stockholders, the Stockholders party thereto and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Related Party Transaction” means any agreement, contract, transaction, payment or arrangement between the Company or any of its controlled Affiliates, on the one hand, and any MD Related Party or SLP Related Party, on the other hand, other than a single or series of related transactions on arm’s-length terms involving aggregate payment by or to the Company or its Subsidiaries (including for the purposes of this definition, VMware and its subsidiaries) of less than $500,000; provided, however, that “Related Party Transaction” shall not include (i) the continuation of MD’s service as Chairman and Chief Executive Officer, as contemplated herein, or the payment to any such persons of any compensation, bonus, incentive or benefits set forth in any employment agreement entered into with MD which has previously been approved in writing by the SLP Stockholders, (ii) the entry into any Director Indemnification Agreements or any payment thereunder, or any payment under the advancement or indemnification provisions of the Organizational Documents of the Company or its Subsidiaries or pursuant to this Agreement, (iii) a transfer of Common Stock to a Permitted Transferee, (iv) (A) the purchase of goods or services from the Company or its Subsidiaries on arm’s-length terms by any of MSD Capital, L.P., MSD Capital (Europe), LLP, MSD Partners, L.P., the SLP Stockholders, the Michael & Susan Dell Foundation, DFI Resources, L.L.C. and each of their respective Affiliates and, if applicable, portfolio companies, and (B) payments for reimbursement of business travel expenses to XRS Holdings, LLC and Raptor Management LLC or their respective Affiliates not in excess in the aggregate for all such payments described in this subclause (B) of $2,500,000 per fiscal year and/or (v) the purchase of goods or services by the Company or its Subsidiaries on arms-length terms from ValleyCrest Holding Co. and/or one or more of its Subsidiaries. For the avoidance of doubt, in addition to the approval of the audit committee (or such other committee or subset of the Board, as applicable), if required, the payment of any discretionary bonus or other discretionary payments or amounts to any MD Related Parties (other than payments described in the proviso of the immediately preceding sentence) shall require approval of the SLP Stockholders.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, valuators, accountants, agents and other representatives.

“Restricted Period” has the meaning ascribed to such term in Section 4.2.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of the Company or any Specified Subsidiary with or into any Person, (ii) the sale of Common Stock and/or other voting equity securities of the Company that represents (A) a majority of the Common Stock on a fully-diluted basis and/or (B) a majority of the aggregate voting power of the Common Stock and/or (iii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ assets (determined on a consolidated basis based on value) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in calculating the aggregate voting power of the Common Stock for the purpose of clause (ii) of this definition of “Sale Transaction,” the voting power attaching to any shares of Class A Common Stock and/or Class B Common Stock that will convert into Class C Common Stock in connection with such transaction shall be determined as if such conversion had already taken place; provided, further, that in each case, any transaction solely between and among the Company and/or its wholly-owned Subsidiaries shall not be considered a Sale Transaction hereunder.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company, including any Common Stock, any debt securities of the Company exercisable or exchangeable for, or convertible into, equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP III” means Silver Lake Partners III, L.P., a Delaware limited partnership.

“SLP IV” means Silver Lake Partners IV, L.P., a Delaware limited partnership.

“SLP Director Nominee” has the meaning ascribed to such term in the SLP Stockholders Agreement.

“SLP Related Parties” means any or all of SLP III, SLTI III, SLP IV, SLTI IV, any SLP Stockholders, any Permitted Transferee of the SLP Stockholders, any SLP Director Nominee that is a partner or member of SLP III or SLP IV or affiliated private equity funds, any Affiliate or family member of any of the foregoing and/or any business, entity or person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Company nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “SLP Related Party” regardless of the number of shares of Common Stock beneficially owned by the SLP Stockholders.

“SLP Stockholders” means, collectively, (i) SLP III, SLTI III, SLP IV, SLTI IV and SLP Denali Co-Invest, L.P., a Delaware limited partnership, together with (ii) (A) their respective Permitted Transferees that acquire Common Stock pursuant to the terms of the SLP Stockholders Agreement and (B)(I) any Person or group of Affiliated Persons to whom the SLP Stockholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of Common Stock greater than 50% of the outstanding shares of Common Stock owned by the SLP Stockholders immediately following the EMC Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the EMC Closing) and (II) any Permitted Transferees of such Persons specified in clause (I).

“SLP Stockholders Agreement” has the meaning set forth in the Recitals.

“SLTI III” means Silver Lake Technology Investors III, L.P., a Delaware limited partnership.

“SLTI IV” means Silver Lake Technology Investors IV, L.P., a Delaware limited partnership.

“Special Committee” has the meaning ascribed to such term in the Voting and Support Agreement.

“Specified Subsidiary” means any of (i) Intermediate, (ii) Dell, (iii) EMC, (iv) Denali Finance, (v) Dell International (until such time as the MD Stockholders and the SLP Stockholders otherwise agree pursuant to a separate written agreement), (vi) any successors and assigns of any of Intermediate, Dell, EMC, Denali Finance and (until such time as the MD

Stockholders and the SLP Stockholders otherwise agree pursuant to a separate written agreement) Dell International, (vii) any other borrowers under the senior secured indebtedness and/or issuer of the debt securities, in each case, incurred or issued to finance the EMC Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith and (viii) each intermediate entity or Subsidiary between the Company and any of the foregoing.

“Sponsor Stockholders” means the MD Stockholders, the MSD Partners Stockholders and the SLP Stockholders.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Tag-Along Buyer” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Demand” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 4.4(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Priority” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Sale Proration” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Sellers” has the meaning ascribed to such term in Section 4.4(b).

“Tag-Along Shares” has the meaning ascribed to such term in Section 4.4(a).

“transfer” has the meaning ascribed to such term in Section 4.1(a).

“VCOC Investor” has the meaning ascribed to such term in Section 3.4(a).

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“Voting and Support Agreement” means that certain Voting and Support Agreement, dated as of July 1, 2018, by and among the Company and the Sponsor Stockholders, as it may be amended from time to time.

“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.

Section 1.2.    General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.    Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants severally and not jointly to each of the other Stockholders and to the Company as of the date of the Original Agreement (and in respect of Persons who became or become a party to this Agreement after the date of the Original Agreement, such Stockholder hereby represents and warrants to each of the other Stockholders and the Company on the date of its execution of a Joinder Agreement) and as of the date hereof as follows:

(a)    Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b)    Such Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c)    The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its, his or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of parties who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d)    No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(e)    Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f)    There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(g)    If such Stockholder is an individual and married, he or she has delivered to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).

Section 2.2.    Reserved.

ARTICLE III

GOVERNANCE

Section 3.1.    Board of Directors of the Company. Each Stockholder hereby agrees, severally and not jointly, (I) to sign a written consent voting all of such Person’s shares of Common Stock in favor of the election of each director that is included as part of the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors and whose election the Board has recommended, or (II) at the Company’s annual meeting of stockholders and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, such Person shall, in each case to the extent that its shares of Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by such Person as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such Person’s Common Stock as of the applicable record date in favor of the election of each director that is included as part of the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors and whose election the Board has recommended. No Stockholder shall act, alone or in concert with others, to seek to propose to the Company or any of its stockholders to nominate or support any Person as a director who is not either nominated by the then incumbent directors of the Company or nominated pursuant to the MD Stockholders Agreement or SLP Stockholders Agreement.

Section 3.2.    Specified Subsidiaries. Each of the Company and the Specified Subsidiaries shall cause any Subsidiary that (i) is not then a party to this Agreement and (ii) becomes, or otherwise satisfies the criteria of, a Specified Subsidiary, to promptly (and in any event, within five (5) Business Days) become party to this Agreement by executing and delivering to the Company a Specified Subsidiary Joinder Agreement in the form attached hereto as Annex A-2, and to agree to be bound and shall be bound by all the terms and conditions of this Agreement as a “Specified Subsidiary.” No later than one (1) Business Day following such execution, the Company shall deliver to each MSD Partners Stockholder a notice thereof, together with a copy of such Specified Subsidiary Joinder Agreement.

Section 3.3.    Additional Management Provisions.

(a)    Notwithstanding anything herein to the contrary, the Company, each Specified Subsidiary and each Stockholder acknowledges and agrees that (i) the MD Director Nominees may share confidential, non-public information about the Company, any Specified Subsidiary and their respective Subsidiaries (including any materials received in their capacities as members of a Board or committee of the Company or any Specified Subsidiaries) with the MD Stockholders and the MSD Partners Stockholders and their respective Affiliates, in each case, on a confidential basis and (ii) the SLP Director Nominees may share confidential, non-public information about the Company, any Specified Subsidiary and their respective Subsidiaries (including any materials received in their capacities as members of a Board or committee of the Company or any Specified Subsidiaries) with the SLP Stockholders and their respective Affiliates, limited partners, members and direct and indirect investors, in each case, on a confidential basis.

(b)    Except as required by applicable law and/or for any authority granted to an individual as an officer or director of the Company or its Subsidiaries, no Stockholder (in its capacity as a Stockholder) shall have the authority to manage the business and affairs of the Company or its Subsidiaries or contract for or incur on behalf of the Company or its Subsidiaries any debts, liabilities or obligations, and no such action of a Stockholder will be binding on the Company or its Subsidiaries.

Section 3.4.    VCOC Investors.

(a)    With respect to (X) each Stockholder and (Y) each Affiliate thereof that directly or indirectly has an interest in the Company, in each such case of (X) and (Y) that is intended to qualify as a “venture capital operating company” as defined in the Plan Assets Regulations (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more Subsidiaries, continues to hold any Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged), in each case, the Company shall, with respect to each such VCOC Investor:

(i)    provide such VCOC Investor or its designated representative with the following:

(A)    the information rights and the visitation rights set forth in Section 5.7(a)(i)(A), Section 5.7(a)(i)(B), Section 5.6(a)(ii), Section 5.6(a)(iii) and Section 5.6(b)(i)(B);

(B)    to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(C)    copies of all materials provided to the Board at substantially the same time as provided to the members of the Board and, if requested, copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of the Company; provided, that the Company or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege;

provided that solely for purposes of Section 3.4(a)(i)(A), the obligation of the Company to deliver the materials described in Section 5.6(a)(i)(A) and (B) pursuant to Section 3.4(a)(i)(A) shall be deemed satisfied if (i) delivered by the Company to a designated representative of the VCOC Investor (it being understood that the designated representative shall be entitled to distribute copies of such materials to each VCOC Investor) or (ii) the Company makes such information available through public filings on the EDGAR system or any successor or replacement system of the SEC; and

(ii)    make appropriate officers of the Company and its Subsidiaries and members of the Board available periodically and at such times as reasonably requested by such VCOC Investor for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries.

(b)    The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c)    Any VCOC Investor, for so long as such VCOC Investor directly or indirectly, or through one or more Subsidiaries, continues to hold any Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged) shall be an express third party beneficiary of this Section 3.4.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1.    General Restrictions on Transfers.

(a)    Generally.

(i)    No Stockholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing, whether effected directly or indirectly (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any Stockholder), shall be deemed included in the term “transfer” as used in this Agreement) any DTI Securities, or any legal, economic or beneficial interest in any DTI Securities, unless (i) such transfer of DTI Securities is made on the books and records of the Company and is in compliance with the provisions of this ARTICLE IV and any other agreement applicable to the transfer of such DTI Securities, (ii) the transferee of such DTI Securities (if other than (A) the Company or another Stockholder, (B) a transferee of DTI Securities pursuant to an offer and sale registered under the Securities Act, (C) in reliance upon and in compliance with applicable provisions of Rule 144 under the Securities Act or (D) a transferee of DTI Securities pursuant to a pro rata distribution by a Stockholder that is a private equity fund to its equityholders made without consideration for the transfer, unless such transferee is a Permitted Transferee of such Stockholder) agrees to become a party to this Agreement pursuant to ARTICLE VI hereof, executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A-1 and (iii) in the case of a transfer of DTI Securities to a natural person (other than in connection with a transfer on an Approved Exchange), such natural person’s spouse executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A-1 and to the extent that the failure to execute and deliver a Spousal Consent could impair or adversely affect the obligations of the transferor or transferee set forth herein, or otherwise could impair or adversely affect the enforceability of any provisions of this Agreement, executes and delivers a Spousal Consent in the form attached hereto as Annex B. Notwithstanding the foregoing, (1) it is understood that a transfer of limited partnership interests, limited liability company interests or similar interests in any of the MSD Partners Stockholders, any other private equity fund or any parent entity with respect to any such MSD Partners Stockholder or private equity fund shall not constitute a transfer for purposes of this Agreement so long as there is no change of control of such entity, and such entity (other than a Stockholder party hereto) was not formed for the purpose of acquiring a direct or indirect interest in DTI Securities, (2) the foregoing clause (1) is not intended to, and shall not permit, the transfer of any direct or indirect interest in any DTI Securities held by an MSD Partners Stockholder or its direct or indirect equityholders to the MD Stockholders or their Affiliates or Permitted Transferees other than one or more acquisitions by an MD Stockholder or one or more of its Affiliates or Permitted Transferees of direct or indirect interests in an MSD Partners Stockholder from an employee or investment professional of MSD Partners or any of its Affiliates in connection with the departure or termination of such employee or investment professional from MSD Partners or such Affiliate; provided, that subject to the immediately succeeding clause (3), any DTI Securities acquired by an MD Stockholder or one or more of its Affiliates or Permitted Transferees pursuant to this clause (2) shall be subject to the transfer restrictions in this ARTICLE IV if such DTI Securities are proposed to be subsequently transferred by such MD Stockholder, Affiliate or Permitted Transferee to any Person that is not an employee or investment professional of MSD Partners or any of its Affiliates or Permitted Transferee of the MD Stockholders, (3) nothing herein prohibits the MD Stockholders from having a direct or indirect interest in the MSD Partners Stockholders on the Closing Date or from selling or transferring any interest in an MSD Partners Stockholder at any time following the Closing Date to an employee or investment professional of MSD Partners or any of its Affiliates and no such sale shall be deemed a “transfer” hereunder and (4) any conversion of Class A Common Stock, Class B Common Stock or Class D Common Stock to Class C Common Stock shall not be deemed a “transfer” hereunder.

(ii)    Any purported transfer of DTI Securities or any interest in any DTI Securities by any Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of DTI Securities pursuant to any such transfer.

(b)    Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a Stockholder (or any of its Affiliates) and the Company, any Stockholder that proposes to transfer DTI Securities in accordance with the terms and conditions hereof shall be responsible for any fees and expenses incurred by the Company in connection with such transfer.

(c)    Securities Law Acknowledgement. Each Stockholder acknowledges that none of the Common Stock (except any shares of Class C Common Stock registered under the Securities Act (1) on Form S-8 prior to the Closing Date, (2) in connection with the Merger or (3) after the Closing Date) has been registered under the Securities Act and such unregistered shares may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder agrees that it will not transfer any Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each Stockholder agrees it shall not be entitled to any certificate for any or all of the Common Stock, unless the Board shall otherwise determine.

(d)    Legend.

(i)    Each certificate (or book-entry share) evidencing Common Stock held by a Stockholder shall, unless Section 4.1(d)(ii) or Section 4.1(d)(iii) applies, bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A MSD PARTNERS STOCKHOLDERS AGREEMENT, DATED AS OF [●], 2018, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii)    Each certificate (or book-entry share) evidencing Common Stock held by a Stockholder issued after the Closing Date in a registered transaction shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A MSD PARTNERS

STOCKHOLDERS AGREEMENT, DATED AS OF [●], 2018, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

(iii)    In the event that any or all of the paragraphs in the restrictive legend set forth in Section 4.1(d)(i) or Section 4.1(d)(ii) have ceased to be applicable, the Company shall provide any Stockholder, or their respective transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry share) for such Common Stock of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.1(d)(i) and in the legend in Section 4.1(d)(ii) shall cease and terminate only upon the termination of this ARTICLE IV with respect to the Stockholder holding such Common Stock).

(e)    No Other Proxies or Voting Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any DTI Securities or enter into any agreements or arrangements of either kind with any person with respect to any DTI Securities inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of DTI Securities who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any DTI Securities, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any DTI Securities in any manner which is inconsistent with the provisions of this Agreement.

Section 4.2.    Restrictions on Transfers During Restricted Period.

Prior to the 181st day following the Closing Date (the “Restricted Period”), no Stockholder (including, for the avoidance of doubt, any Permitted Transferee of a Stockholder) may transfer any DTI Securities without the prior written consent of the Company (which Company consent shall require the approval of the Special Committee), except for transfers of DTI Securities:

(a)    in a Qualified Sale Transaction;

(b)    pursuant to the “tag-along” rights of such Stockholder under Section 4.4 in respect of (x) any transfer by the MD Stockholders that has been approved in advance by the SLP Stockholders or (y) a Sale Transaction that either is a Qualified Sale Transaction or has been approved by the SLP Stockholders; or

(c)    to a Permitted Transferee of such Stockholder (provided that, in the case of a transfer pursuant to this Section 4.2(c), the Permitted Transferee of such Stockholder shall agree to hold such DTI Securities subject to the transfer restriction in this Section 4.2 for the balance of the Restricted Period).

Section 4.3.    Permitted Transfers. Notwithstanding anything to the contrary herein, each Stockholder and its Permitted Transferees may transfer DTI Securities held by him, her or it to a Permitted Transferee of such Stockholder without complying with the provisions of this ARTICLE IV, other than Section 4.1 and Section 4.2; provided, that such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement in the form attached hereto as Annex A-1 as contemplated in Section 4.1(a) and ARTICLE VI, or otherwise agreed with all parties hereto, in a written instrument reasonably satisfactory to the Company, that he, she or it will immediately convey record and beneficial ownership of all such DTI Securities and all rights and obligations hereunder to such Stockholder or another Permitted Transferee of such Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such Stockholder.

Section 4.4.    Tag-Along Rights.

(a)    Subject to Section 4.4(h) and receipt of prior written approval of the Company as may be required pursuant to Section 4.2, (x) if any Initiating Tag-Along Seller proposes to transfer all or a portion of their DTI Securities equal to 10% or more of the then outstanding Common Stock to the same Person or “group” (within the meaning of Section 13(d) of the Exchange Act and the rules thereunder) (other than to a Permitted Transferee of such Initiating Tag-Along Seller) or (y) if a Sale Transaction is entered into by the MD Stockholders that either is a Qualified Sale Transaction or has been approved by the SLP Stockholders pursuant to the SLP Stockholders Agreement (each of the transfers in the foregoing clauses (x) and (y), a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to each of the consummation of such proposed transfer and the delivery of a Tag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities by such Initiating Tag-Along Seller, including any Additional Consideration to be received, (iii) the identity of the purchaser (the “Tag-Along Buyer”), (iv) a copy of all definitive documents relating to such Tag-Along Sale, including all documents that the Eligible Tag-Along Seller would be required to execute in order to participate in such Tag-Along Sale and all other agreements or documents referred to, or referenced, therein, (v) a detailed summary of all material terms and conditions of the proposed transfer, (vi) the fraction, expressed as a percentage, determined by dividing the number of DTI Securities to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of DTI Securities held by the Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vii) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale up to a number of DTI Securities held by such Eligible Tag-Along Seller equal to the product of the total number of DTI Securities held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage, subject to adjustment pursuant to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 4.4(c) (such amount of DTI Securities with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”). In the event that any MD Related Party directly or indirectly receives any compensation or other consideration or benefit arising out of or in connection with the applicable Tag-Along Sale (other than any bona fide cash and/or equity compensation (whether in the form of an initial equity grant or otherwise) for service as an executive officer of the acquiring or surviving company or any of their Subsidiaries or, with respect to MD Related Parties, any bona fide commercial arrangement that is not a “Related Party Transaction” because of the proviso of the definition thereof between an MD Related Party and the proposed Tag-Along Buyer or any of its Affiliates which commercial arrangement has been binding and in full force and effect (or, in the absence of a binding legal arrangement, to the extent a course of dealing has been in place) for at least twelve (12) months prior to the date that the Tag-Along Sale Notice is provided to the Eligible Tag-Along Seller) pursuant to any non-competition, non-solicitation, no-hire or other arrangement separate from the transfer of the DTI Securities (“Additional Consideration”), the value of such Additional Consideration (as reasonably determined by the Board, subject to the consent of the SLP Stockholders not to be unreasonably withheld, conditioned or delayed) shall be deemed to have been part of the consideration paid or payable to the MD Stockholders in respect of their DTI Securities in such Tag-Along Sale and shall be reflected in the amount offered by the Tag-Along Buyer set forth in the applicable Tag-Along Sale Notice. In the event that more than one MD Stockholder proposes to execute a Tag-Along Sale as an Initiating Tag-Along Seller, then all such transferring MD Stockholders shall be treated as the Initiating Tag-Along Seller, and the DTI Securities held and to be transferred by such MD Stockholders shall be aggregated as set forth in Section 8.17, including for the purposes of calculating the applicable Tag-Along Sale Percentage. Notwithstanding anything in this Section 4.4 to the contrary, but subject to Section 4.4(c), if the Initiating Tag-Along Seller is transferring Common Stock or vested in-the-money Company Stock Options in such Tag-Along Sale, each of the Eligible Tag-Along Sellers shall be entitled to transfer the same proportion of DTI Securities held by such Eligible Tag-Along Seller as the proportion of the Initiating Tag-Along Seller’s Common Stock and vested in-the-money Company Stock Options relative to the Initiating Tag-Along Seller’s total number of such DTI Securities that are being sold by the Initiating Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, no DTI Securities that are subject to any vesting or similar condition may be transferred prior to such time as such DTI Securities have fully vested; provided, that it is understood that if such DTI Securities vest in connection with such Tag-Along Sale, such DTI Securities may be transferred in connection therewith in accordance with this Section 4.4.

(b)    Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include all or a portion of such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, DTI Securities in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per share equivalent of Common Stock and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 4.4, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within fifteen (15) days of the date the Tag-Along Sale Notice is received by such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to

Section 4.4(d), to include its Tag-Along Shares in the Tag-Along Sale and setting forth the number of Eligible Tag-Along Seller’s Tag-Along Shares it elects to include. Following such fifteen (15) day period, each Electing Tag-Along Seller that has delivered a Tag-Along Participation Notice shall be entitled to sell to such proposed transferee, on the same terms and conditions as, and concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares it elects to include, which terms and conditions have been set forth in the Tag-Along Sale Notice, subject to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 4.4(c). Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such fifteen (15) day period shall have waived and be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 4.4, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Tag-Along Sale transaction); provided, that:

(i)    each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of Common Stock) of DTI Securities sold in such Tag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Tag-Along Sale (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Tag-Along Sale by any Tag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Tag-Along Sale, such Tag-Along Seller must exercise the relevant option and transfer the relevant shares of Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii)    the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale;

(iii)    all indemnification obligations (other than with respect to the matters referenced in Section 4.4(b)(iv)) shall be on a several and not joint basis to the Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction);

(iv)    no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of and title to DTI Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Person and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller; and

(v)    no Stockholders that have elected to be an Electing Tag-Along Seller shall be required in connection with such Tag-Along Sale transaction to agree to (A) any employee, customer or other non-solicitation, no-hire or other similar provision, (B) any non-competition or similar restrictive covenant and/or (C) any term that purports to bind any portfolio company or investment of any Electing Tag-Along Seller or any of their respective Affiliates.

(c)    Notwithstanding anything in this Section 4.4 to the contrary, if the Initiating Tag-Along Seller is any of the MD Stockholders (or, for the avoidance of doubt, any of their Permitted Transferees) and such Initiating Tag-Along Seller seeks to transfer Common Stock representing a majority of the Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing, then the number of Tag-Along Shares that an Eligible Tag-Along Seller may include in any Tag-Along Sale pursuant to this Section 4.4 shall be an amount equal to 100% of the equity securities in the Company, Dell and their respective Subsidiaries held by such Eligible Tag-Along Seller (such right, the “Tag-Along Sale Priority”). Further, in the event that Stockholders having the right to participate in a Tag-Along Sale (including the Initiating Tag-Along Seller, the “Participating Sellers”) have elected to include more DTI Securities in the aggregate than the Tag-Along Buyer is willing to purchase (the “Tag-Along Demand”), the number of DTI Securities permitted to be sold by the Participating Sellers shall be reduced such that each Tag-Along Seller is permitted to sell only its pro rata share of the Tag-Along Demand (in proportion to the number of DTI Securities held by each Participating Seller) (the “Tag-Along Sale Proration”); provided that, in a Tag-Along Sale subject to Tag-Along Sale Priority rights, the number of DTI Securities to be sold by Participating Sellers with Tag-Along Sale Priority shall not be reduced.

(d)    Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Sections 4.4(b)(i) through (v), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 4.4; provided, that (i) if the Initiating Tag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Tag-Along Sale after such time that any Stockholder has elected to be an Electing Tag-Along Seller in accordance with the terms of this Section 4.4, the Initiating Tag-Along Seller shall promptly notify the Company and each Electing Tag-Along Seller of such amendment, restatement, modification and/or supplement and (ii) each such Electing Tag-Along Seller shall have the right to withdraw its Tag-Along Participation Notice by delivering written notice of such withdrawal to the Initiating Tag-Along Seller within five (5) Business Days of the date of receipt of such notice from the Initiating Tag-Along Seller.

(e)    Notwithstanding anything in this Section 4.4 to the contrary, this Section 4.4 shall not apply to (i) any transfers of DTI Securities to a Permitted Transferee of the transferring Stockholder and/or (ii) any transfer of Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise), it being understood that participation rights in connection with transfers of Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise) shall be governed by the terms of the Registration Rights Agreement.

(f)    All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries and/or the Tag-Along Sellers in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by each Tag-Along Seller in accordance with the amount of consideration otherwise received by each Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 4.4(f) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.

(g)    Notwithstanding anything herein to the contrary, if the Initiating Tag-Along Seller has not completed the proposed Tag-Along Sale within one hundred twenty (120) days following delivery of the Tag-Along Sale Notice in accordance with this Section 4.4, the Initiating Tag-Along Seller may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 4.4; provided, that if such proposed Tag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred twenty (120) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(h)    The “tag-along” rights described in this Section 4.4 shall survive the Closing and shall automatically terminate upon the earlier of (i) the 18-month anniversary of the Closing Date and (ii) such time following the Closing Date that the MD Stockholders no longer beneficially own Common Stock representing a majority of the Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing Date; provided, that in addition to any other applicable provisions in this Section 4.4 (including the Tag-Along Sale Priority and the Tag-Along Sale Proration), such transfer of DTI Securities shall also be subject to the Priority Sell-Down pursuant to the Registration Rights Agreement; provided, further, that any registered offering of DTI Securities shall be governed by the terms of the Registration Rights Agreement.

Section 4.5.    Diligence Access and Cooperation. The Company agrees to provide, and shall cause its Subsidiaries and controlled Affiliates and its and their respective officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives to provide, such cooperation as may reasonably be requested (including with respect to timeliness) in connection with and to assist in the structuring and/or facilitation of any sale or transfer of DTI Securities by any Stockholder and/or their respective Permitted Transferees permitted by this ARTICLE IV. Such reasonable cooperation will include (a) participation in meetings, drafting sessions and due diligence sessions, (b) access to the properties, facilities, material contracts and books and records, including financial statements, projections and accountants’ work papers, (c) access to the officers, management, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives of the Company and its Subsidiaries as may be required or requested in connection with such transaction, (d) promptly furnishing to the transferor, transferee or acquiror and its or their advisors and representatives financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by the transferor and (e) assisting the transferor and their advisors and/or representatives in the preparation and execution of any documents in connection with such transfer or sale, each of subclauses (a) through (e) to the extent reasonably requested and required for such sale or transfer to be effectuated. Prior to the Company, its Subsidiaries or its or their respective officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives providing any Confidential Information to a third party as contemplated in this Section 4.5, such third party shall be required to execute a confidentiality agreement as provided for in Section 5.3(c)(ii).

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1.    Further Assurances. From time to time, at the reasonable request of the MSD Partners Stockholders and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.2.    Other Businesses; Waiver of Certain Duties.

(a)    Each of the Company, the Specified Subsidiaries, and each Stockholder (for itself and on behalf of the Company) hereby expressly acknowledges and agrees, to the fullest extent permitted by applicable law and subject to any express agreement that may from time to time be in effect, any Covered Person may, and shall have no duty not to:

(i)    invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries (including for this purpose VMware and its subsidiaries);

(ii)    do business with any client, customer, vendor or lessor of any of the Company or its Affiliates; and/or

(iii)    make investments in any kind of property in which the Company may make investments.

To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company and the Specified Subsidiaries hereby renounce any interest or expectancy of the Company or such Specified Subsidiary, as the case may be, to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company, any Specified Subsidiary or their respective stockholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business or investment. The Company and the Specified Subsidiaries shall pay in advance any expenses incurred in defense of such claim as provided in this provision. In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person in his or her capacity as a partner, member, employee, officer or director of the MSD Partners Stockholders, and (y) the Company or any Specified Subsidiary, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or any Specified Subsidiary. To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company and each Specified Subsidiary hereby renounce any interest or expectancy of the Company or such Specified Subsidiary in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Company, any Specified Subsidiary or any of their respective Subsidiaries (including for this purpose VMware and its subsidiaries) and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company, any Specified Subsidiary or their respective stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company or such Specified Subsidiary; provided, however, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Company, a Specified Subsidiary or any of their respective Subsidiaries (including for this purpose VMware and its subsidiaries) shall belong to the Company or such Specified Subsidiary, as the case may be. The Company and the Specified Subsidiaries shall pay in advance any expenses incurred in defense of such claim as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Section 5.2(a), in which case any such advanced expenses shall be promptly reimbursed to the Company or such Specified Subsidiary, as applicable.

(b)    The Company, the Specified Subsidiaries and each of the Stockholders agree that the waivers, limitations, acknowledgments and agreements set forth in this Section 5.2 shall not apply to any alleged claim or cause of action against any of the MSD Partners Stockholders based upon the breach or nonperformance by such MSD Partners Stockholder of this Agreement or any other agreement to which such Person is a party.

(c)    The provisions of this Section 5.2, to the extent that they restrict the duties and liabilities of the MSD Partners Stockholder otherwise existing at law or in equity, are agreed by the Company, the Specified Subsidiaries and each of the Stockholders to replace such other duties and liabilities of the MSD Partners Stockholder to the fullest extent permitted by applicable law.

Section 5.3.    Confidentiality.

(a)    Each Stockholder agrees to keep confidential and not disclose to any third party any materials and/or information provided to it by or on behalf of the Company or any of its Subsidiaries (which for the purposes of this Section 5.3 shall include VMware and its subsidiaries), and, subject to Section 5.3(b), not to use any such information other than in connection with its investment in the Company (“Confidential Information”); provided, however, that the term “Confidential Information” does not include information that:

(i)    is already in such recipient’s possession (provided, that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any Person);

(ii)    is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such recipient or its Representatives;

(iii)    is or becomes available to such recipient on a non-confidential basis from a source other than any of the Stockholders or any of their respective Representatives (provided, that such source is not known by such recipient to be bound by a confidentiality agreement with or other obligation of secrecy to any Person); and/or

(iv)    is or was independently developed by such recipient or its Representatives without the use of any Confidential Information.

(b)    The Company acknowledges that the MSD Partners Stockholders’ (including its affiliated private equity funds’) review of the Confidential Information will inevitably enhance their knowledge and understanding of the Company’s and its Subsidiaries’ industries in a way that cannot be separated from such Stockholder’s or its affiliated private equity funds’ other knowledge and the Company agrees that Section 5.3(a) shall not restrict such Stockholder’s (including its affiliated private equity funds’) use of such overall knowledge and understanding of such industries, including in connection with the purchase, sale, consideration of and decisions related to other investments and serving on the boards of such investments.

(c)    Notwithstanding anything in this Section 5.3 to the contrary, any such Stockholder may disclose Confidential Information to:

(i)    such Stockholder’s and its Affiliates’ Representatives who are subject to a customary confidentiality obligation to such Stockholder or its Affiliates;

(ii)    any Person to which such Stockholder offers or may propose to offer to transfer any DTI Securities (provided, that (x) such transfer would be permitted by the terms of this Agreement (assuming the receipt of all consents required hereunder) and (y) the prospective transferee agrees to be subject to a customary confidentiality agreement with the Company or Dell);

(iii)    any other Stockholder or its Affiliates, or their respective Representatives, or any member of a Board or any board of directors of any Subsidiary of the Company;

(iv)    the extent required to be disclosed by such Stockholder or its Affiliates, or their respective Representatives, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, law, regulation, legal or judicial process or audit or inquiries by a regulator, bank examiner or self-regulatory organization or pursuant to mandatory professional ethics rules (but only to the extent so required and after notifying the Company to the extent reasonably practicable and requesting confidential treatment);

(v)    current or prospective limited partners of a Stockholder or its affiliated private equity funds who are subject to confidentiality obligations to such Stockholder or its affiliated private equity funds; and/or

(vi)    other Person(s) with the Company’s prior written consent.

Section 5.4.    Certain Tax Matters. Each of the MSD Partners Stockholders and the Company acknowledge that, in connection with the Original Merger, the contribution by the Stockholders of shares of common stock, par value $0.01 per share, of Dell and cash to the Company in exchange for shares of Original Stock, in each case, at the Original Closing, taken together, were intended to qualify as an exchange described in Section 351 of the Code.

Section 5.5.    Expense Reimbursement. To the extent (A) the MSD Partners Stockholders agreed with one or more MSD Partners Co-Investors to provide for ongoing reimbursement of reasonable and documented out-of-pocket expenses of such MSD Partners Co-Investors for monitoring their investment in the Company and (B) EMC Merger Sub entered into one or more letter agreements with any such MSD Partners Co-Investors with respect thereto, the Company hereby reaffirms its prior assumption of each such letter agreement pursuant to the First Restated Agreement and agrees to pay and perform all unperformed obligations of EMC Merger Sub under and pursuant to each such letter agreement; provided, that in no event shall the aggregate amount of reimbursement of such expenses for all MSD Partners Co-Investors exceed $1,000,000 pursuant to this Agreement without the prior written consent of the Company.

Section 5.6.    Information Rights; Visitation Rights.

(a)    Information Rights.

(i)    Information Generally. The Company shall deliver, or cause to be delivered, to each of the MSD Partners Stockholders (provided, that the Company shall not deliver, or cause to be delivered, the information in subsequent clause (C) to the MSD Partners Stockholders other than as requested in advance in writing by the MSD Partners Stockholders):

(A)    as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its consolidated

Subsidiaries as of the end of such period, and the related consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the period then ended and the portion of the fiscal year then ended, in each case (x) prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments and (y) setting forth the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such fiscal quarter, in comparative form, all in reasonable detail;

(B)    as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, (1) a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year, and the audited consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the fiscal year then ended, in each case, (x) prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein and (y) setting forth in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail and (2) a copy of the report, opinion or certification of the Company’s independent accountant with respect to the Company’s financial statements for such fiscal year; and

(C)    to the extent prepared in the ordinary course of business, with reasonable promptness after the transmission (but in any event, within three (3) Business Days), a copy of each valuation of the Company undertaken for purposes of management equity grants.

(ii)    Debt Financing-Related Information. At the written request of the MSD Partners Stockholders, the Company shall deliver, or cause to be delivered, to the MSD Partners Stockholders all information requested by the MSD Partner Stockholders required to be delivered by the Company or its Subsidiaries to the creditors, lenders and/or noteholders pursuant to the terms of the senior secured indebtedness and the debt securities, in each case, incurred or issued to finance the EMC Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith, as such indebtedness may be in effect from time to time.

(iii)    SEC Filings. At any time during which the Company is subject to the periodic reporting requirements of the Exchange Act or voluntarily reports thereunder, the Company may satisfy its obligations pursuant to Section 5.6(a)(i)(A) and Section 5.6(a)(i)(B) by filing with the SEC (via the EDGAR system) on a timely basis annual and quarterly reports satisfying the requirements of the Exchange Act.

(b)    Visitation Rights.

(i)    The Company shall, and shall cause its Subsidiaries to, permit the MSD Partners Stockholders (for so long as they beneficially own at least 5% of the issued and outstanding Common Stock), at any time and from time to time during normal business hours and with reasonable prior notice, reasonable access to:

(A)    examine and make copies of and abstracts from the books, records, material contracts, properties, employees and management of the Company and its Subsidiaries;

(B)    visit the properties of the Company and its Subsidiaries; and

(C)    discuss the affairs, finances and accounts of the Company and its Subsidiaries with any of the directors, officers or employees of the Company and the independent accountants of the Company.

Section 5.7.    Cooperation with Reorganizations and SEC Filings.

(a)    Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries (including for this purpose VMware and its subsidiaries), on the other hand, the Stockholders shall, to the extent necessary, as determined by the Company, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement.

(b)    Further Assurances. In connection with any proposed transaction contemplated by Section 5.7(a), each Stockholder shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company and the other Stockholders, including taking all actions reasonably requested by the Company and executing and delivering all agreements, instruments and documents as may be reasonably required in order to consummate any such proposed transaction contemplated by Section 5.7(a).

ARTICLE VI

ADDITIONAL PARTIES

Section 6.1.    Additional Parties. Additional parties may be added to and be bound by and receive the benefits afforded by, and be subject to the obligations provided by, this Agreement upon the execution and delivery of a Joinder Agreement in the form attached hereto as Annex A-1 by such additional party to the Company and the acceptance thereof by the Company, provided, however, that the addition of Specified Subsidiaries to this Agreement shall be governed by Section 3.2 and not this Section 6.1. To the extent permitted by Section 8.9, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional Stockholder as the Company, the MSD Partners Stockholders and such additional Stockholder may agree.

ARTICLE VII

INDEMNIFICATION; INSURANCE

Section 7.1.    Indemnification of Stockholders.

(a)    To the fullest extent permitted by applicable law, the Company will, and will cause each of the Specified Subsidiaries to, indemnify, exonerate and hold the Stockholders and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, proceedings, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, (i) such Stockholder’s or its Affiliates’ ownership of Securities or such Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (which for purposes of this ARTICLE VII shall include VMware and its subsidiaries) or their respective predecessors or successors (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any willful breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or (y) without limiting any other rights to indemnification, to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such Stockholder’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause the Specified Subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For the purposes of this Section 7.1, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company or any of the Specified Subsidiaries, then such payments shall be promptly repaid by such Indemnitee to the Company and the Specified Subsidiaries, as applicable. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the Organizational Documents of the Company or any of its Subsidiaries.

(b)    The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Specified Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) applicable law, (ii) the Organizational Documents of the Company, (iii) this Agreement, (iv) any other agreement between the Company or any Specified Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of any Specified Subsidiary and/or (vi) the Organizational Documents of any Specified Subsidiary (clauses (i) through (vi) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any Indemnitee-Related Entities. Under no circumstance shall the Company or any Specified Subsidiary be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Specified Subsidiary under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Specified Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Specified Subsidiary pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Specified Subsidiary, as applicable, and (z) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.

(c)    The Company and Stockholders agree that each of the Indemnitees and Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 7.1, entitled to enforce this Section 7.1 as though each such Indemnitee and Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Specified Subsidiaries to perform the terms and obligations of this Section 7.1 as though each such Specified Subsidiary were a party to this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.    Entire Agreement. This Agreement (together with the Registration Rights Agreement and the MSD Partners Subscription Agreement) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

Section 8.2.    Effectiveness. This Agreement shall become effective on the Closing Date upon execution of this Agreement by each of the Company and the Stockholders. In the event that the Merger Agreement is terminated for any reason without the Closing having occurred, this Agreement shall not become effective and shall be void ab initio.

Section 8.3.    Termination of First Restated Agreement. The parties hereto hereby agree that effective as of the effectiveness of this Agreement, and conditioned upon the concurrent effectiveness of the MD Stockholders Agreement and SLP Stockholders Agreement, all rights and obligations of the Stockholders pursuant to the First Restated Agreement shall terminate; provided, that (i) Section 5.6 and ARTICLE VII of the First Restated Agreement shall survive such termination and remain in full force and effect in respect of any reimbursable expenses or rights to indemnification, as applicable, arising prior to the effectiveness of this Agreement and (ii) the foregoing shall not terminate, restrict or otherwise prejudice any other rights the Stockholders are entitled to pursuant to the First Restated Agreement arising prior to the effectiveness of this Agreement. In the event that the Merger Agreement is terminated for any reason without the Closing having occurred and this Agreement does not become effective pursuant to Section 8.2, the First Restated Agreement shall continue in full force and effect without termination, amendment or restatement.

Section 8.4.    Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 8.5.    Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 8.6.    Submissions to Jurisdictions; WAIVER OF JURY TRIAL.

(a)    Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b)    Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 8.14, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 8.6(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c)    Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d)    The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e)    EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6(E).

Section 8.7.    Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 8.8.    Consents, Approvals and Actions. All actions required to be taken by, or approvals or consents of, the MSD Partners Stockholders under this Agreement and the Registration Rights Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the MSD Partners Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the MSD Partners Stockholders.

Section 8.9.    Amendment; Waiver.

(a)    Except as set forth in Section 8.9(b), any amendment, modification, supplement or waiver to or of any provision of this Agreement shall require the prior written approval of the Company.

(b)    Notwithstanding the foregoing, (i) any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party hereto pursuant to ARTICLE VI shall not constitute an amendment hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient and (ii) the Company shall promptly amend the books and records of the Company appropriately and as and to the extent necessary to reflect the removal or addition of a Stockholder, any changes in the amount and/or type of DTI Securities beneficially owned by each Stockholder and/or the addition of a transferee of DTI Securities or a recipient of any DTI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.

(c)    Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provision or any other provisions hereof. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 8.10.    Assignment of Rights By Stockholders.

(a)    Subject to Section 8.10(b), no Stockholder may assign or transfer its rights under this Agreement except with the prior consent of the Company. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 8.10 shall be null and void.

(b)    Notwithstanding anything in this Agreement to the contrary (but without limiting the restrictions on transfer contained in ARTICLE IV), the MSD Partners Stockholders may assign or transfer all of their rights under this Agreement to any Person or group of Affiliated Persons to whom the MSD Partners Stockholders transfer greater than a majority of the DTI Securities beneficially owned by the MSD Partners Stockholders immediately following the EMC Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the EMC Closing) (and such transferee who is transferred such rights shall be deemed to be the MSD Partners Stockholders for all purposes hereunder).

Section 8.11.    Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 8.12.    Third Party Beneficiaries. Except for Section 3.4, Section 5.1, ARTICLE VII and Section 8.15 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 8.13.    Termination. This Agreement shall terminate only (i) by written consent of the MSD Partners Stockholders (for so long as the MSD Partners Stockholders own DTI Securities) and the Company (which Company consent shall require the approval by the Special Committee during the Restricted Period), (ii) upon the dissolution or liquidation of the Company, (iii) in the sole discretion of the MSD Partners Stockholders, in the event the MSD Partners Stockholders beneficially own less than one percent (1%) of the issued and outstanding DTI Securities or (iv) upon the termination of the MD Stockholders Agreement and SLP Stockholders Agreement pursuant to the terms thereof; provided, that Section 3.4 shall survive any such termination and remain in full force and effect; provided, further, that in the case of a termination pursuant to clause (i), Section 5.5 and ARTICLE VII shall survive any such termination and remain in full force and effect unless and solely to the extent expressly waived in writing, with reference to such provisions, by the MSD Partners Stockholders.

Section 8.14.    Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:

(a)    in the case of the Company, to its principal office to the attention of its General Counsel;

(b)    in the case of the Stockholders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the MSD Partners Stockholders, to:

MSD Partners, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

                 Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdpartners.com

Email: mliguori@msdpartners.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

                 Andrew J. Nussbaum

                 Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

(c)    in the case of any other Stockholder, to the address, e-mail address or facsimile number appearing in the books and records of the Company.

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 8.14, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address or facsimile number of such Stockholders as provided herein.

Section 8.15.    No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this

Agreement, shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 8.16.    No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

Section 8.17.    Aggregation; Beneficial Ownership.

(a)    All DTI Securities held or acquired by the MSD Partners Stockholders and their Affiliates and their Permitted Transferees shall be aggregated for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

(b)    Without limiting the generality of the foregoing, for the purposes of calculating the beneficial ownership of any Stockholder, all of such Stockholder’s Common Stock, all of its Affiliates’ Common Stock and all of its Permitted Transferees’ Common Stock shall be included as being owned by such Stockholder and as being outstanding.

Section 8.18.    Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 8.19.    Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this MSD Partners Stockholders Agreement or caused this MSD Partners Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY:

DELL TECHNOLOGIES INC.

By:
Name:
Title:

[MSD Partners Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DENALI INTERMEDIATE INC.

By:
Name:
Title:

[MSD Partners Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DELL INC.

By:
Name:
Title:

[MSD Partners Stockholders Agreement]

SPECIFIED SUBSIDIARY:

EMC CORPORATION

By:
Name:
Title:

[MSD Partners Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DENALI FINANCE CORP.

By:
Name:
Title:

[MSD Partners Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DELL INTERNATIONAL L.L.C.

By:
Name:
Title:

[MSD Partners Stockholders Agreement]

MSD PARTNERS STOCKHOLDERS:

MSDC DENALI INVESTORS, L.P.

By: MSDC Denali (GP), LLC, its General Partner

By:
Name:
Title:

MSDC DENALI EIV, LLC

By: MSDC Denali (GP), LLC, its Managing Member

By:
Name:
Title:

[MSD Partners Stockholders Agreement]

MD STOCKHOLDERS:

(SOLELY FOR THE PURPOSES OF SECTION 4.4)

MICHAEL S. DELL

SUSAN LIEBERMAN DELL SEPARATE
PROPERTY TRUST

By:
Name:
Title:

[MSD Partners Stockholders Agreement]

Annex A-1

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain MSD Partners Stockholders Agreement, dated as of [●], 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “MSD Partners Stockholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the MSD Partners Stockholders Agreement.

By executing and delivering this Joinder Agreement to the MSD Partners Stockholders Agreement, the undersigned hereby adopts and approves the MSD Partners Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DTI Securities, to become a party to, and to be bound by and comply with the provisions of, the MSD Partners Stockholders Agreement applicable to a Stockholder [and] [MSD Partners Stockholder / MSD Partners Co-Investor], respectively, in the same manner as if the undersigned were an original signatory to the MSD Partners Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the MSD Partners Stockholders Agreement, it is a Permitted Transferee of [●] and will be the lawful record owner of [●] shares of [Insert description of series / type of Security] of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the MSD Partners Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DTI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the MSD Partners Stockholders Agreement.]1

The undersigned acknowledges and agrees that Section 8.2 through Section 8.6 of the MSD Partners Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[1]	[To be included for transfers of DTI Securities to Permitted Transferees]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             ,     .

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED as of the day of , .

DELL TECHNOLOGIES INC.

By:
Name:
Title:

Annex A-2

FORM OF

SPECIFIED SUBSIDIARY JOINDER AGREEMENT

The undersigned is executing and delivering this Specified Subsidiary Joinder Agreement pursuant to that certain MSD Partners Stockholders Agreement, dated as of [●], 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “MSD Partners Stockholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the MSD Partners Stockholders Agreement.

By executing and delivering this Joinder Agreement to the MSD Partners Stockholders Agreement, the undersigned hereby adopts and approves the MSD Partners Stockholders Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the MSD Partners Stockholders Agreement applicable to a Specified Subsidiary, in the same manner as if the undersigned were an original signatory to the MSD Partners Stockholders Agreement.

The undersigned acknowledges and agrees that Section 8.2 through Section 8.6 of the MSD Partners Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Specified Subsidiary Joinder Agreement as of the      day of             ,     .

SPECIFIED SUBSIDIARY: [●]

By:
Name:
Title:

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain MSD Partners Stockholders Agreement, dated as of [●], 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “MSD Partners Stockholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC and any other Persons who become a party thereto in accordance with the thereof, I,                                 , the spouse of                                 , who is a party to the MSD Partners Stockholders Agreement, do hereby join with my spouse in executing the foregoing MSD Partners Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DTI Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the MSD Partners Stockholders Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)